State of Maryland
                  State Department of Assessments and Taxation

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                             301 West Preston Street
                            Baltimore, Maryland 21201

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                               ARTICLES OF MERGER

                                     MERGING

                        FLEMING CAPITAL MUTUAL FUND GROUP

                                      INTO

                     FLEMING CAPITAL MUTUAL FUND GROUP, INC.

         These ARTICLES OF MERGER dated this 21st day of August, 1997, pursuant to Section 3-109 of the Corporations and Associations Article of the Annotated Code of Maryland, entered into by and between FLEMING CAPITAL MUTUAL FUND GROUP (the "Trust"), a Massachusetts business trust, and FLEMING CAPITAL MUTUAL FUND GROUP, INC. ("Fleming"), a Maryland corporation.

         THIS IS TO CERTIFY:

         FIRST: The Trust, a business trust organized and existing under the laws of the Commonwealth of Massachusetts, and Fleming, a corporation organized and existing under the laws of the State of Maryland, have agreed to merge. The terms and conditions of the merger and the mode of carrying the same into effect are as herein set forth in these Articles of Merger and in the Agreement and Plan of Merger attached as Exhibit A.

         SECOND: The parties to these Articles of Merger are Fleming, a corporation organized on August 19, 1997 under the laws of the State of Maryland, and the Trust, a business trust organized on April 23, 1997 under the laws of the Commonwealth of Massachusetts.

         THIRD: Fleming shall survive the merger and shall continue under the name FLEMING CAPITAL MUTUAL FUND GROUP, INC.

         FOURTH: Pursuant to the Agreement and Plan of Merger, the effective time of the merger is the close of business on August 25, 1997, which is a date not more than thirty (30) days after the filing of these Articles of Merger.

         FIFTH: No amendment is made to the Charter of the surviving corporation as part of the merger.

         SIXTH: The total number of shares of stock of all classes which Fleming has authority to issue is one hundred million (100,000,000) shares of Common Stock of the par value of $0.001 per share ("Common Stock"), of the aggregate par value of one hundred thousand dollars ($100,000). The Trust has no units of beneficial interest authorized, issued or outstanding.

         SEVENTH: The number of outstanding shares of Fleming owned by the Trust, being more than ninety per cent (90%) of the issued shares, is as follows:

                              Total Shares Outstanding Shares Owned by the Trust
                              ------------------------ -------------------------

Common Stock ($0.001 par value)         one (1)                  one (1)

         EIGHTH: The one (1) issued and outstanding share of Common Stock which is owned by the Trust shall be canceled without consideration at the effective time of the merger.

         NINTH: The principal office of the Trust, organized under the laws of the Commonwealth of Massachusetts, is located in Boston, Massachusetts.

         TENTH: The location of the principal office of Fleming in the State of Maryland is 32 South Street, Baltimore, Maryland, City of Baltimore, and the name and post office address of the resident agent of Fleming in Maryland, service of process upon whom shall bind Fleming in any action, suit or proceeding pending at the time of filing these Articles of Merger thereafter instituted or filed against it is The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland.

         ELEVENTH: The sole director of Fleming, on August 21, 1997, duly adopted a resolution declaring that a merger substantially upon the terms and conditions set forth in these Articles of Merger was advised, authorized and approved, as required by the Charter of Fleming and the laws of the State of Maryland.

         TWELFTH: The sole trustee of the Trust, on August 21, 1997, duly adopted a resolution declaring that a merger substantially upon the terms and conditions set forth in these Articles of Merger was advised, authorized and approved, as required by the Declaration of Trust and By-Laws of the Trust and the laws of the Commonwealth of Massachusetts.

         THIRTEENTH: The Agreement and Plan of Merger has been approved by each of the undersigned and by the sole shareholder of Fleming, and has been duly authorized and approved by each party.

         IN WITNESS WHEREOF, FLEMING CAPITAL MUTUAL FUND GROUP, INC. and FLEMING CAPITAL MUTUAL FUND GROUP, the parties to the merger, have caused these Articles of Merger to be signed in their respective names and on their behalf by the respective sole director and sole trustee and witnessed or attested by their respective secretaries as of the day of August 21, 1997.


ATTEST:                                 FLEMING CAPITAL MUTUAL FUND GROUP, INC.

/s/ Clarissa Moore                      By:    /s/ Arthur A. Levy
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Clarissa Moore, Secretary                       Arthur A. Levy, Sole Director

ATTEST:                                 FLEMING CAPITAL MUTUAL FUND GROUP

/s/ Clarissa Moore                      By:    /s/ Arthur A. Levy
--------------------------                 -------------------------------------
Clarissa Moore, Secretary                       Arthur A. Levy, Sole Trustee


         THE UNDERSIGNED, Sole Director of Fleming Capital Mutual Fund Group, Inc., who executed on behalf of said corporation the foregoing Articles of Merger, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Merger to be the corporate act of said corporation and further certified that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                                   /s/ Arthur A. Levy
                                                  ------------------------------
                                                  Arthur A. Levy, Sole Director

         THE UNDERSIGNED, Sole Trustee of Fleming Capital Mutual Fund Group, who executed on behalf of said trust the foregoing Articles of Merger, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said trust, the foregoing Articles of Merger to be the act of said trust and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                                  /s/ Arthur A. Levy
                                                 -------------------------------
                                                 Arthur A. Levy, Sole Trustee